                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Medtronic, Inc. of our report dated May 24, 2000 relating to the financial statements, which appears in Medtronic, Inc.'s 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended April 30, 2000. We also consent to the incorporation by reference of our report dated May 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 10, 2000